TRUSTCO BANK CORP NY	EXHIBIT 99

TrustCo Bank Corp NY
2021 Equity Awards

2021 Officer Awards

Officer	Restricted Unit Awards	Performance Unit Awards
		Threshold	Target	Max
R McCormick	10,368	11,664	15,551	23,327

R Leonard	4,147	4,666	6,221	9,332

S Salvador	2,962	3,333	4,444	6,666
M Ozimek	2,962	3,333	4,444	6,666
K Curley	2,962	3,333	4,444	6,666

2021 Director Awards

Director	Restricted Unit Awards
Dennis A. DeGennaro	593
Brian C. Flynn	593
Thomas O. Maggs	593
Anthony J. Marinello, M.D., Ph.D	593
Lisa M. Lucarelli	593
Kimberly A. Russell	593
Frank B. Silverman	593
Curtis N. Powell	593